                                                                     Exhibit 3.1

                      CERTIFICATE OF CORRECTION OF RESTATED

                          CERTIFICATE OF INCORPORATION

                       OF eGAIN COMMUNICATIONS CORPORATION

     eGain Communications Corporation, a Delaware corporation, pursuant to
Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies that:

     1. The Amended and Restated Certificate of Incorporation of eGain Communications Corporation, which was filed with the Secretary of State of the State of Delaware on February 13, 2001, is an inaccurate record of the corporate action therein referred to.

     2. Said Amended and Restated Certificate of Incorporation is incorrect in that it inadvertently deleted the rights, preferences and privileges of the Corporation's outstanding preferred stock contained in (i) the Certificate of Designation of 6.75% Series A Cumulative Convertible Preferred Stock of eGain Communications Corporation filed with the Secretary of State of the State of Delaware on August 21, 2000, (ii) the Certificate of Designation of 6.75% Series B Cumulative Convertible Preferred Stock of eGain Communications Corporation filed with the Secretary of State of the State of Delaware on August 21, 2000, and (iii) the Certificate of Designation of Series C Cumulative Redeemable Preferred Stock of eGain Communications Corporation filed with the Secretary of State of the State of Delaware on August 21, 2000.

     3. Article IV, the Amended and Restated Certificate of Incorporation in correct form is as follows:

                                   "ARTICLE IV

     A. The Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock this Corporation is authorized to issue one hundred five million (105,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is five million (5,000,000). The total number of shares of Common Stock this Corporation shall have authority to issue is one hundred million (100,000,000). The Preferred Stock shall have a par value of $.001 per share and the Common Stock shall have a par value of $.001 per share.

     B. The Board of Directors of the Corporation has previously authorized three series of Preferred Stock pursuant to the attached (i) Certificate of Designation of 6.75% Series A Cumulative Convertible Preferred Stock of eGain Communications Corporation, (ii) Certificate of Designation of 6.75% Series B Cumulative Convertible Preferred Stock of eGain

     Communications Corporation and (iii) Certificate of Designation of Series C Cumulative Redeemable Preferred Stock of eGain Communications Corporation.

     C. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the numbers of shares of such series."

     4. The Amended and Restated Certificate of Incorporation in correct form should include the Certificates of Designation attached hereto as Exhibit A,
                                                                  ---------
Exhibit B and Exhibit C.
---------     ---------

     IN WITNESS WHEREOF, eGain Communications Corporation, has caused this Certificate of Correction to be signed by Ashutosh Roy, its Chief Executive Officer, this 26th day of September, 2001.

                        eGAIN COMMUNICATIONS CORPORATION

                        By                /s/ Ashutosh Roy
                          ------------------------------------------------------
                                            Ashutosh Roy
                                      Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                           CERTIFICATE OF DESIGNATION

                          OF 6.75% SERIES A CUMULATIVE

                           CONVERTIBLE PREFERRED STOCK

                                       OF

                        eGAIN COMMUNICATIONS CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     eGAIN COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, $.001 par value per share, designated 6.75% Series A Cumulative Convertible Preferred Stock:

     RESOLVED, that the series of authorized Preferred Stock, par value $.001 per share, designated 6.75% Series A Cumulative Convertible Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

     A. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section E; and

     B. The Corporation shall have authority to issue 890 shares of 6.75% of Series A Cumulative Convertible Preferred Stock, $.001 par value per share (the "Convertible Preferred Stock").

     C. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

     1.  Ranking. The Convertible Preferred Stock shall, with respect to
         -------
dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred stock, common stock or other capital stock, now or hereafter authorized.

     2.  Accretion of Liquidation Value; Dividends and Distributions. The
         -----------------------------------------------------------
Liquidation Value of the Convertible Preferred Stock shall increase, and the holders of shares of Convertible

Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors out of funds legally available therefor ("Legally Available Funds"), as follows:

     (a)  Accretion of Liquidation Value. The Liquidation Value of each share of
          ------------------------------
Convertible Preferred Stock shall increase and accumulate on a daily basis (whether or not declared) from the Agreement Date at an annual rate equal to 6.75% of the Stated Value thereof, from the Agreement Date to the first Compounding Date (as defined below), and thereafter of the Liquidation Value as of the most recent Compounding Date, calculated on the basis of a 365-day year, and shall compound on a semi-annual basis on June 30 and December 31 of each year (each, a "Compounding Date"), whether or not declared. The cumulative amount by which the Liquidation Value is increased pursuant to this Section C(2)(a) shall be referred to as the "Accreted Amount."

     (b)  Participating Dividends. If the Board of Directors of the Corporation
          -----------------------
shall declare a dividend or make any other distribution (including in cash or other property or assets), to holders of shares of Common Stock, other than a dividend payable solely in shares of Common Stock, then the holders of each share of Convertible Preferred Stock shall be entitled to receive, out of Legally Available Funds, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Convertible Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock. Dividends payable pursuant to this Section C(2)(b) shall be payable in the same form paid to the holders of the Common Stock. The Board of Directors may fix a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of any dividends payable pursuant to this Section C(2)(b), which record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date. Upon the occurrence of either (i) a consolidation, merger or other business combination or recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or (ii) a sale, lease, exchange, transfer or other disposition (including by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Convertible Preferred Stock shall be immediately due and payable.

     (c)  Dividends Pro Rata. All dividends paid with respect to shares of
          ------------------
Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto. If the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated pro rata for the payment of dividends with respect to the shares of Convertible Preferred Stock based upon the aggregate Liquidation Value of the outstanding shares of Convertible Preferred Stock.

     3.  Voting Rights. Except as required by law or by this Section C(3), the
         -------------
holders of the Convertible Preferred Stock shall not be entitled to vote on any matter voted on by the Stockholders of the Corporation. None of the following actions may be taken, directly or indirectly, by the Corporation or any of its Subsidiaries, without the approval of the holders of at least 66% of all issued and outstanding shares of Convertible Preferred Stock, voting in person or by proxy, at a special or annual meeting called for the purpose or by written consent:

     (a) The adoption of an amendment, restatement or modification of the Amended and Restated Certificate of Incorporation, By-laws, certificates of designation or other governance documents which would change or otherwise adversely affect the rights of the holders of the Convertible Preferred Stock;

     (b) The authorization, creation or issuance of any shares of capital stock or other equity or equity-linked securities which are ranked prior to, or are pari passu with, the Convertible Preferred Stock (except for up to 850 shares of Series B Preferred Stock); and

     (c) The issuance of Equity Equivalents prior to the Requisite Shareholder Approval, if such issuance, but for the Conversion Price limitation set forth in Section C(5)(c)(iii), would cause the Conversion Price to be reduced to an amount less than $5.6875 (as adjusted for stock dividends, stock splits, combinations and the like pursuant to Section 5(c)(ii)).

So long as there is a Majority Shareholder, any of the actions set forth in Section C(3) must also be approved by a majority of the issued and outstanding shares of Convertible Preferred Stock, excluding the shares and vote of the Majority Shareholder, voting in person or by proxy at a special or annual meeting called for the purpose or by written consent.

     4.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Convertible Preferred Stock, the holders of shares of Convertible Preferred Stock shall be entitled to be paid the greater of: (i) the Liquidation Value, or (ii) an amount equal to the amount that the holders of shares of Convertible Preferred Stock would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of Convertible Preferred Stock had converted their shares into Common Stock immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up.

     (b) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Convertible Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

     (c) A consolidation, merger or other business combination of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section C(4) (unless in connection therewith the liquidation of the Corporation is specifically approved).

     5.   Conversion.
          ----------

     (a)  Stockholders Right to Convert. Each share of the Convertible Preferred
          -----------------------------
Stock shall be convertible at any time, at the option of the holder thereof, into validly issued, fully paid and non-assessable shares of the Common Stock ("Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $9.2517 per share. The number of Conversion Shares issuable upon conversion of a share of Convertible Preferred Stock is determined by dividing the Liquidation Value (inclusive of any accrued and unpaid dividends) of a share of Convertible Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided in Section C(5)(c) below. If a holder converts more than one share of Convertible Preferred Stock at the same time, the number of Conversion Shares issuable upon the conversion shall be based upon the total number of shares of Convertible Preferred Stock converted.

     (b)  Conversion Process. In order to convert shares of the Convertible
          ------------------
Preferred Stock into Conversion Shares, the holder thereof shall surrender at the office of any transfer agent for the Convertible Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, but in any event within five (5) Business Days after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

     (c)  Conversion Price Adjustments. The Conversion Price shall be subject to
          ----------------------------
adjustment as follows:

          (i) If 122% of the average closing bid price per share of Common Stock quoted on NASDAQ or, if not then traded on NASDAQ, such other exchange, market or system on which the Common Stock is then listed or traded, on the twenty (20) consecutive trading days immediately preceding and including the first anniversary of the Agreement Date (the "Market Value") is less than the Conversion Price, the Conversion Price shall be adjusted to the greater of (x) 122% of the Market Value, and (y) $5.6875 (as adjusted below).

          (ii) In case the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of any class of its capital stock to all holders of Common Stock, (3) subdivide any of its outstanding Common Stock into a greater number of shares, or (4) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the holder of the Convertible Preferred Stock would have owned had such Convertible Preferred Stock been converted immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (ii) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (iii) In case the Corporation shall issue Common Stock, rights, warrants, options or other convertible securities representing the right to acquire Common Stock (collectively, including the Common Stock, "Equity Equivalents") to all or substantially all holders of any class of its Common Stock or to any other person entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock) at a price per share that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below), at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than holders of Convertible Preferred Stock, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate conversion price of the convertible securities so to be offered) would purchase at such Current Market Price (as defined in subsection (v) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are convertible). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. Notwithstanding the foregoing, unless the Requisite Shareholder Approval has previously been obtained, the Conversion Price may not be adjusted pursuant to this Section C(5)(iii) to an amount less than $5.6875 per share (adjusted for stock dividends, stock splits, combinations and the like pursuant to subsection
     (ii) above). In case the price for subscription or purchase may be paid in
     a
     consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least 66% of the members thereof; provided, that if the holders
                                                  --------
     of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (iv) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (iii) above), then in each such case for the purpose of this subsection (iv), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

          (v) For the purpose of any computation under subsection (iii) of this Section C(5)(c), the current market price (the "Current Market Price") with respect to shares of Common Stock on any date shall be deemed to be equal to the average of the closing bid prices per share of the Common Stock on NASDAQ or, if not then listed or traded on NASDAQ, such other exchange, market or system that the Common Stock is then listed or traded on, for the 20 consecutive trading days immediately prior to and including the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (iii) above. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least 66% of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Convertible Preferred Stock and the Corporation.

          (vi)  Certain Exceptions to Anti-Dilution Provisions. There shall be
                ----------------------------------------------
     no adjustment of the Conversion Price pursuant to Section C(5)(c)(iii) in the case of Common Stock or securities convertible into or exchangeable for Common Stock to be issued (1) to an employee, consultant, officer or director of the Corporation pursuant to any stock-based incentive plan that has been duly approved by the Corporation's Board of Directors (including the Employee Stock Purchase Plan), (2) as part of any arm's length commercial agreement approved by the Board of Directors, so long as such issuance (on an as converted basis) is no greater than 1% of the issued and outstanding (non-diluted) shares of Common Stock, and all such issuances in the aggregate are no greater than 5% of the issued and outstanding (non-diluted) shares of Common Stock, each as in effect immediately prior to such issuance, (3) as part of an underwritten public offering or (4) upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants.

          (vii) Amendment/Modification to Other Securities. Not withstanding any
                ------------------------------------------
     provision in Section C(5)(c) to the contrary and without limitation to any other provision contained in Section C(5)(c), in the event any securities of the Corporation (other than the Convertible Preferred Stock, and those securities set forth as exceptions in Section C(5)(c)(vi)(1)) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of their terms or otherwise (including by operation of such Subject Securities' anti-dilution provisions) in any manner that results in
     (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment or modification shall be treated for purposes of Section C(5)(c) as if the Subject Securities which have been amended or modified have been terminated and new securities have been issued with the amended or modified terms. The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section C(5)(c), but in no event shall the Conversion Price be greater than it was immediately prior to the application of this Subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Subsection under Section C(5)(c)(iii), without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in such Section.

     (d)  De Minimis Adjustments. No adjustment of the Conversion Price shall be
          ----------------------
made if the amount of such adjustment would result in a change in the Conversion Price per share of less than $.01, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Conversion Price of $.01 or more per share. Notwithstanding the provisions of the first sentence of this Section C(5)(d), any adjustment postponed pursuant to this Section C(5)(d) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section C(5)(d), have required such adjustment and (ii) immediately prior to the date of any conversion of shares of Convertible Preferred Stock.

     (e)  Fractional Shares. Notwithstanding any other provision of the
          -----------------
Certificate of Incorporation (including this Certificate of Designation), the Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of any shares of Convertible Preferred Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares, the Corporation may pay therefor, at the time of any conversion of shares of Convertible Preferred Stock as herein provided, an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock.

     (f)  Reorganization, Reclassification, Merger and Sale of Assets
          -----------------------------------------------------------
Adjustment. If there occurs any capital reorganization or any reclassification
----------
of the Common Stock (other than a change for which an adjustment is provided in Section C(5)(c)(ii), (iii) or (iv) above), the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person (each an "Extraordinary Transaction"), then, at the option of the holder of the Convertible Preferred Stock, either:

                (i) each share of Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock upon such reorganization, reclassification, consolidation, merger, sale or transfer, in respect of that number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Convertible Preferred Stock. If, in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property (including cash) receivable thereupon by a holder of Convertible Preferred Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or transfer, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Convertible Preferred Stock by reason of the foregoing; or

                (ii) each holder of the Convertible Preferred Stock may convert its Convertible Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock immediately prior to the closing of such consolidation, merger, sale or conveyance (the "Transaction Closing Date") such conversion to be calculated by dividing the Liquidation Value as of the later of (x) the Transaction Closing Date or (y) the third anniversary of the Agreement Date, by the applicable Conversion Price.

The provisions of Section C(5)(f)(i) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (g)  Certificate as to Adjustments. Whenever the number of shares of Common
          -----------------------------
Stock issuable, or the securities or other property deliverable upon the conversion of the Convertible Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Convertible Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Convertible Preferred Stock and the Common Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock issuable, or the securities or other property deliverable, per share of Convertible Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     (h)  Reservation of Common Stock. The Corporation shall at all times
          ---------------------------
reserve and keep available for issuance upon the conversion of the shares of Convertible Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock into Common Stock and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock.

     (i)  No Conversion Charge or Tax. The issuance and delivery of certificates
          ---------------------------
for shares of Common Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holder of shares of Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

     (j)  No Amendment of Certificate of Incorporation. The Corporation will
          --------------------------------------------
not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of the Amended and Restated Certificate of Incorporation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Convertible Preferred Stock, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the outstanding Convertible Preferred Stock, and (c) will take such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the conversion of the Convertible Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     (k) Notice of Certain Events. In case at any time prior to the conversion
         ------------------------
of all of the Convertible Preferred Stock:

          (i) the Corporation shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (ii) there shall be any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock); or

          (iii) there shall be any capital reorganization by the Corporation; or

          (iv) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

          (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Corporation or dividend or distribution to holders of Common Stock; or

          (vi)  any other event described in Section C(5)(c);

          (vii) then in any one or more of said cases, the Corporation shall cause to be delivered to the holders of Convertible Preferred Stock, at the earliest practicable time (and, in any event, not less than twenty (20) days before any record date or the date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be.



     6.   Conversion at the Option of the Corporation.
          -------------------------------------------

     (a) Subject to the conditions set forth below, any or all of the Convertible Preferred Stock shall be convertible, at the option of the Corporation, into validly issued, fully paid and non-assessable shares of Common Stock, converted in accordance with Section C(5) mutatis mutandis, at any time following the third anniversary of the Agreement Date, if (but only if):

          (i) the closing bid price per share of Common Stock on NASDAQ, or if not then listed on NASDAQ, such other exchange or market that the Common Stock is listed or traded on, on twenty (20) of the thirty (30) consecutive trading days prior to the day on which the Required Conversion Notice (as defined below) is sent to holders of the Convertible Preferred Stock equals or is greater than 250% of the initial Conversion Price (as adjusted pursuant to Section C(5)(c)(ii) - (vii)); and

          (ii) a registration statement covering the resale of the Convertible Preferred Stock and the Conversion Shares is effective and has been effective for a minimum of three months; and

          (iii) the Common Stock has been listed on a national market or exchange since the effective date of such registration statement, and delisting or suspension has not been threatened; and

          (iv) from the Agreement Date through the date on which the Corporation exercises its option to require the conversion of the Convertible Preferred Stock (the "Required Conversion Date"), there has not been a public announcement of a pending Extraordinary Transaction; and

          (v) the Corporation has at all times complied with the terms of this Certificate of Designation and timely delivered Common Stock upon conversion of the Convertible Preferred Stock and exercise of the related Warrants from the Agreement Date through the Required Conversion Date; and

          (vi) on or before November 30, 2000, the Corporation obtained all stockholder approval required pursuant to any state or federal law and the Requisite Shareholder Approval.

     (b) In order to exercise its right to require conversion, the Corporation shall send a notice to the holders of the Convertible Preferred Stock in accordance with Section D(1), stating the number of shares of Convertible Preferred Stock to be converted and the exercise date (the "Required Conversion Exercise Date") of such conversion (the "Required Conversion Notice"), the notice to be sent a minimum of twenty (20) Business Days prior to such exercise date.

     (c) On the Required Conversion Exercise Date, (i) the Corporation shall issue and deliver to the office of the transfer agent for its Convertible Preferred Stock the certificate or certificates for the number of full shares of Common Stock issuable upon such conversion together with a cash payment in lieu of any fraction in a Common Stock share for the benefit of the person or persons entitled to receive the same or to the nominee or nominees of such person; and
(ii) each holder of the Convertible Preferred Stock shall surrender at said office the certificate or certificates representing the shares of the Convertible Preferred Stock that were the subject of the Required Conversion Notice duly endorsed to the Corporation or in blank.

     (d) If the Corporation chooses to convert only part of the issued and outstanding shares of Convertible Preferred Stock, then a pro rata portion of each holders shares of Convertible Preferred Stock shall be converted, such pro rata portion to be determined in accordance with the following formula:

     Number of shares               Total number of shares of Convertible
     of Convertible                 Preferred Stock to be converted
     Preferred Stock      x         --------------------------------------------
     held by holder                 Total number of issued and outstanding
                                    shares of Convertible Preferred Stock

     7.   Redemption.
          ----------

     (a)  Mandatory Redemption. On the fifth anniversary of the Agreement Date
          --------------------
(the "Mandatory Redemption Date"), the Corporation shall either (i) redeem each outstanding share of Convertible Preferred Stock, at a redemption price per share equal to the Liquidation Value or, at its option (but only to the extent it is not prohibited from converting the Convertible Preferred Stock pursuant to this Section (7)(a)), (ii) convert each outstanding share of Convertible Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock at a Conversion Price equal to 95% of the average closing bid price per share of Common Stock quoted on NASDAQ or, if not then listed on NASDAQ, such other exchange, market or system on which the Common Stock is then listed or traded, on the twenty (20) consecutive trading days immediately preceding and including the Mandatory Redemption Date (the "Redemption Conversion Price") in accordance with Section C(5)(a) mutatis mutandis (applying the Redemption Conversion Price). The total sum payable or the total number of Common Stock shares to be received, as applicable, per share of Convertible Preferred Stock to be redeemed or converted, as applicable (the "Redeemed Shares"), on the Mandatory Redemption Date is hereinafter referred to as the "Redemption Price," and the payment to be made or the Common Stock to be received as applicable, on the Mandatory Redemption Date for the Redeemed Shares is hereinafter referred to as the "Redemption Payment." Upon written notice from the Corporation, to be provided at least twenty (20) Business Days prior to the Mandatory Redemption Date and to specify whether the Corporation is redeeming the shares in accordance with Section C(7)(a)(i) or converting the shares in accordance with Section C(7)(a)(ii), and payment in full of the Redemption

Payment, each holder of Convertible Preferred Stock so redeemed or converted, as applicable, shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, certificates representing the shares so redeemed or converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the Mandatory Redemption Date, the Corporation shall deliver to the office of said transfer agent the Redemption Price in full (i) in cash if the Corporation redeems the Convertible Preferred Stock in accordance with Section C(7)(a)(i), or (ii) if the Corporation converts the Convertible Preferred Stock in accordance with Section C(7)(a)(ii), in stock certificates of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fractions of Common Stock, on behalf of the person or persons entitled to receive the same or to the nominee or nominees of such person. The provisions of this Section C(7)(a) shall only apply to shares of Convertible Preferred Stock not converted into Common Stock prior to the Mandatory Redemption Date, and nothing herein shall prohibit a holder of Convertible Preferred Stock from converting its shares at any time prior to the Mandatory Redemption Date. Notwithstanding the foregoing, unless the Requisite Shareholder Approval has previously been obtained, the Corporation shall not issue any shares of Common Stock pursuant to this Section C(7)(a), and the Convertible Preferred Stock may not be redeemed for Common Stock (and instead such shares shall be redeemed for cash) if and to the extent that the Redemption Conversion Price is less than $5.6875 (as adjusted for stock dividends, stock splits, combinations and the like pursuant to Section C(5)(c)(ii)).

     (b)  Termination of Rights. Except as otherwise set forth herein, on and
          ---------------------
after the Mandatory Redemption Date all rights of any holder of Convertible Preferred Stock as a holder of Redeemed Shares shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; except that, if the Corporation defaults in the payment of the Redemption Payment for any reason, the rights, preferences and privileges of the holders of Convertible Preferred Stock shall continue to inure to the benefit of the holders of Convertible Preferred Stock until the Corporation cures such default.

     8.   Status on Conversion or Redemption. Upon any conversion or redemption
          ----------------------------------
of shares of the Convertible Preferred Stock and payment in full of the Redemption Price or Conversion Shares, as applicable, the shares of Convertible Preferred Stock so converted or redeemed shall be canceled.

     D.   General Provisions.
          ------------------

     1.   Notices. Except as otherwise expressly provided, whenever notices or
          -------
other communications are required to be made, delivered or otherwise given to holders of shares of the Convertible Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Amended and Restated Certificate of Incorporation and By-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the U.S. mail, postage prepaid, if mailed; and when receipt is acknowledged verbally or in writing (but not mechanically), if telecopied.

     2.   HSR Act. If a holder of shares of Convertible Preferred Stock is
          -------
required to make a filing pursuant to the HSR Act (an "HSR Filing" and such holder an "HSR Filing Holder") prior to the conversion of its share of Convertible Preferred Stock into Common Stock, the exercise shall be deemed to have occurred as of the date such holder files the HSR Filing; provided,
                                                               --------
however, that the surrender of the certificates representing the shares of
-------
Convertible Preferred Stock to the Company, the issuance of the Conversion Shares and any changes in the transfer ledgers of the Company pursuant to such conversion, shall be subject to, and shall take place on the Business Day following, the expiration or termination of the applicable waiting period under the HSR Act. The HSR Filing Holder shall deliver written notice (the "HSR Notice") of its intent to convert its shares of Convertible Preferred Stock and to make an HSR Filing no later than one (1) Business Day prior to the date of such filing and the Company shall be required to file its HSR Filing in connection with such conversion no later than five (5) Business Days following the receipt of the HSR Notice.

     3.   Certain Remedies. Any registered holder of shares of Convertible
          ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of this Certificate of Designation which benefits only the holders of the Convertible Preferred Stock may be waived by holders of at least 66% of all issued and outstanding Convertible Preferred Stock provided that, so long as there is a Majority Shareholder, any such waiver must also be approved by a majority of the issued and outstanding shares of Convertible Preferred Stock excluding the shares and approval of the Majority Shareholder (either generally or in a particular instance and either retroactively or prospectively).

     4.   Invalidity. If any right, preference or limitation of the Convertible
          ----------
Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section 2 (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

     E.   Definitions. For the purposes of this Certificate of Designation, the
          -----------
following terms shall have the meanings indicated:

     "Agreement Date" means August 8, 2000.

     "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation, as amended from time to time (including, without limitation, by any certificate of amendment or certificate of designation), of the Corporation and/or its Subsidiaries, as the context may require.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "By Laws" means the by-laws, as amended, of the Corporation and/or its Subsidiaries, as the context may require.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Corporation's Common Stock, par value $.001 per share.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "including," when followed by one or more items, means including but not limited to such items, unless the context clearly requires otherwise.

     "Liquidation Value" means, with respect to each share of Convertible Preferred Stock, an amount equal to the Stated Value per share of Convertible Preferred Stock plus (x) the Accreted Amount as of such date and (y) an amount equal to any dividends accrued but not yet not paid under Section C(2)(b).

     "Majority Shareholder" means the Oak Hill Entities (as defined in the Securities Purchase Agreement) and their Affiliates, so long as they collectively own at least 33% of the outstanding shares of the Convertible Preferred Stock, and any transferee of the Oak Hill Entities and their Affiliates if such transferee and its Affiliates (x) purchase over 50% of the outstanding shares of Convertible Preferred Stock from the Oak Hill Entities and their Affiliates and (y) continue to collectively own at least 33% of the outstanding shares of Convertible Preferred Stock.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Requisite Shareholder Approval" means the approval by the stockholders of the Corporation (i) required by the NASDAQ to permit the conversion of the Series B Preferred Stock into Convertible Preferred Stock and any adjustments in the number of shares of Common Stock issuable upon conversion or redemption thereof pursuant to the provisions of this Certificate of Designations and (ii) to permit the increase of the authorized capital of the Corporation to allow conversion of all authorized shares of the Convertible Preferred Stock and the exercise of the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of August 8, 2000, among the Corporation and the initial holders of the Convertible Preferred Stock.

     "Stated Value" means $100,000 per share for each of the then outstanding shares of Convertible Preferred Stock.

     "Subsidiary" means, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Certificate of Designation shall refer to a Subsidiary or Subsidiaries of the Corporation.

     "Warrants" means the warrants to purchase common stock of the Corporation issued pursuant to the Securities Purchase Agreement.

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                          OF 6.75% SERIES B CUMULATIVE

                           CONVERTIBLE PREFERRED STOCK

                                       OF

                        eGAIN COMMUNICATIONS CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     eGAIN COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, $.001 par value per share, designated 6.75% Series B Cumulative Convertible Preferred Stock:

     RESOLVED, that the series of authorized Preferred Stock, par value $.001 per share, designated 6.75% Series B Cumulative Convertible Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

     A. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section E; and

     B. The Corporation shall have authority to issue 850 shares of 6.75% of Series B Cumulative Convertible Preferred Stock, $.001 par value per share (the "Convertible Preferred Stock").

     C. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

     1.   Ranking. The Convertible Preferred Stock shall, with respect to
          -------
dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Corporation's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred stock, common stock or other capital stock, now or hereafter authorized.

     2.   Accretion of Liquidation Value; Dividends and Distributions. The
          -----------------------------------------------------------
Liquidation Value of the Convertible Preferred Stock shall increase, and the holders of shares of Convertible

Preferred Stock shall be entitled to receive dividends as, when and if declared by the Board of Directors, out of funds legally available therefor ("Legally Available Funds"), as follows:

     (a)  Accretion of Liquidation Value. The Liquidation Value of each share of
          ------------------------------
Convertible Preferred Stock shall increase and accumulate on a daily basis (whether or not declared) from the Agreement Date at an annual rate equal to 6.75% of the Stated Value thereof, from the Agreement Date to the first Compounding Date (as defined below), and thereafter of the Liquidation Value as of the most recent Compounding Date, calculated on the basis of a 365-day year, and shall compound on a semi-annual basis on June 30 and December 31 of each year (each, a "Compounding Date"), whether or not declared. The cumulative amount by which the Liquidation Value is increased pursuant to this Section C(2)(a) shall be referred to as the "Accreted Amount."

     (b)  Participating Dividends. If the Board of Directors of the Corporation
          -----------------------
shall declare a dividend or make any other distribution (including in cash or other property or assets), to holders of shares of Common Stock, other than a dividend payable solely in shares of Common Stock, then the holders of each share of Convertible Preferred Stock shall be entitled to receive, out of Legally Available Funds, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Convertible Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock. Dividends payable pursuant to this Section C(2)(b) shall be payable in the same form paid to the holders of the Common Stock. The Board of Directors may fix a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of any dividends payable pursuant to this Section C(2)(b), which record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date. Upon the occurrence of either (i) a consolidation, merger or other business combination or recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or (ii) a sale, lease, exchange, transfer or other disposition (including by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Convertible Preferred Stock shall be immediately due and payable.

     (c)  Dividends Pro Rata. All dividends paid with respect to shares of
          ------------------
Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto. If the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated pro rata for the payment of dividends with respect to the shares of Convertible Preferred Stock based upon the aggregate Liquidation Value of the outstanding shares of Convertible Preferred Stock.

      3.  Voting Rights. Except as required by law or by this Section C(3), the
          -------------
holders of the Convertible Preferred Stock shall not be entitled to vote on any matter voted on by the Stockholders of the Corporation. None of the following actions may be taken, directly or indirectly, by the Corporation or any of its Subsidiaries, without the approval of the holders of at least 66% of all issued and outstanding shares of Convertible Preferred Stock, voting in person or by proxy, at a special or annual meeting called for the purpose or by written consent:

     (a) The adoption of an amendment, restatement or modification of the Amended and Restated Certificate of Incorporation, By-laws, certificates of designation or other governance documents which would change or otherwise adversely affect the rights of the holders of the Convertible Preferred Stock; and

     (b) The authorization, creation or issuance of any shares of capital stock or other equity or equity-linked securities which are ranked prior to, or are pari passu with, the Convertible Preferred Stock (except for 36 shares of Series A Preferred Stock and additional shares thereof issued upon conversion hereof).

So long as there is a Majority Shareholder, any of the actions set forth in Section C(3) must also be approved by a majority of the issued and outstanding shares of Convertible Preferred Stock, excluding the shares and vote of the Majority Shareholder, voting in person or by proxy at a special or annual meeting called for the purpose or by written consent.

      4.  Liquidation, Dissolution or Winding Up.
          --------------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Convertible Preferred Stock, the holders of shares of Convertible Preferred Stock shall be entitled to be paid the greater of: (i) the Liquidation Value, or (ii) an amount equal to the amount that the holders of shares of Convertible Preferred Stock would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of Convertible Preferred Stock had converted their shares into Common Stock immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up.

     (b) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Convertible Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

     (c) A consolidation, merger or other business combination of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section C(4) (unless in connection therewith the liquidation of the Corporation is specifically approved).

      5.  Conversion.
          ----------

     (a)  Automatic Conversion Upon Shareholder Approval. Each share of the
          ----------------------------------------------
Convertible Preferred Stock shall, upon the Requisite Shareholder Approval, immediately, automatically and without any further action by or notice to or by the Corporation, any holder thereof or any other Person, convert into one share of the Corporation's Series A Preferred Stock. Following such automatic conversion, each certificate that had previously represented outstanding shares of the Convertible Preferred Stock shall represent shares of the Series A Preferred Stock. The Corporation shall, following such automatic conversion, upon submission by any holder of a certificate that formerly represented shares of Convertible Preferred Stock, exchange such certificate for a new certificate that represents an equal number of shares of the Series A Preferred Stock, without any cost or expense to such holder.

     (b)  Stockholders Right to Convert. If the Requisite Shareholder Approval
          -----------------------------
has not been obtained, each share of the Convertible Preferred Stock shall be convertible at any time on or after the earlier of a Special Liquidity Event (as defined below) or November 30, 2000, at the option of the holder thereof, into validly issued, fully paid and non-assessable shares of the Corporation's Series C Cumulative Redeemable Preferred Stock (the "Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $92.517 per share. The number of Conversion Shares issuable upon conversion of a share of Convertible Preferred Stock is determined by dividing the Liquidation Value (inclusive of any accrued and unpaid dividends) of a share of Convertible Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided in Section C(5)(d) below. If a holder converts more than one share of Convertible Preferred Stock at the same time, the number of Conversion Shares issuable upon the conversion shall be based upon the total number of shares of Convertible Preferred Stock converted.

     (c) Conversion Process. In order to convert shares of the Convertible Preferred Stock into Conversion Shares, the holder thereof shall surrender at the office of any transfer agent for the Convertible Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, but in any event within five (5) Business Days after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

     (d)  Conversion Price Adjustments. The Conversion Price shall be subject to
          ----------------------------
adjustment as follows:

     (i) If 122% of the average closing bid price per share of Common Stock quoted on NASDAQ or, if not then traded on NASDAQ, such other exchange, market or system on which the Common Stock is then listed or traded, on the twenty (20) consecutive trading days immediately preceding and including the first anniversary of the Agreement Date (the "Market Value") is less than the Conversion Price, the Conversion Price shall be adjusted to the greater of (x) 122% of the Market Value on the first anniversary of the Agreement Date, and (y) $56.875, (as adjusted below).

     (ii) In case the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of any class of its capital stock to all holders of Common Stock, (3) subdivide any of its outstanding Common Stock into a greater number of shares, or (4) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the holder of the Convertible Preferred Stock would have owned had each share of Convertible Preferred Stock been convertible into ten (10) shares of Common Stock in lieu of the Conversion Shares, and such conversion into Common Stock took place immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (ii) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (iii) In case the Corporation shall issue Common Stock, rights, warrants, options or other convertible securities representing the right to acquire Common Stock (collectively, including the Common Stock, "Equity Equivalents") to all or substantially all holders of any class of its Common Stock or to any other person entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock) at a price per share that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below), at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than holders of Convertible Preferred Stock, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate conversion price of the convertible securities so to be offered) would purchase at such Current Market

Price (as defined in subsection (v) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are convertible). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least 66% of the members thereof; provided, that if the holders of a -------- majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

     (iv) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (iii) above), then in each such case for the purpose of this subsection (iv), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Convertible Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution if each share of Convertible Preferred Stock would be convertible into ten shares of Common Stock in lieu of each Conversion Share.

     (v) For the purpose of any computation under subsection (iii) of this Section C(5)(d), the current market price (the "Current Market Price") with respect to shares of Common Stock on any date shall be deemed to be equal to the average of the closing bid prices per share of the Common Stock on NASDAQ or, if not then listed or traded on NASDAQ, such other exchange, market or system that the Common Stock is then listed or traded on, for the 20 consecutive trading days immediately prior to and including the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (iii) above. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least 66% of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Convertible Preferred Stock and the Corporation.

     (vi)  Certain Exceptions to Anti-Dilution Provisions. There shall be no
           ----------------------------------------------
adjustment of the Conversion Price pursuant to Section C(5)(d)(iii) in the case of Common Stock or securities convertible into or exchangeable for Common Stock to be issued (1) to an employee, consultant, officer or director of the Corporation pursuant to any stock-based incentive plan that has been duly approved by the Corporation's Board of Directors (including the Employee Stock Purchase Plan), (2) as part of any arm's length commercial agreement approved by the Board of Directors, so long as such issuance (on an as converted basis) is no greater than 1% of the issued and outstanding (non-diluted) shares of Common Stock, and all such issuances in the aggregate are no greater than 5% of the issued and outstanding (non-diluted) shares of Common Stock, each as in effect immediately prior to such issuance, (3) as part of an underwritten public offering or (4) upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants.

     (vii) Amendment/Modification to Other Securities. Notwithstanding any
           ------------------------------------------
provision in Section C(5)(d) to the contrary and without limitation to any other provision contained in Section C(5)(d), in the event any securities of the Corporation (other than the Convertible Preferred Stock and those securities set forth as exceptions in Section C(5)(d)(vi)(1)) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of their terms or otherwise (including by operation of such Subject Securities' anti-dilution provisions) in any manner that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, then such amendment or modification shall be treated for purposes of Section C(5)(d) as if the Subject Securities which have been amended or modified have been terminated and new securities have been issued with the amended or modified terms. The Corporation shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section C(5)(d), but in no event shall the Conversion Price be greater than it was immediately prior to the application of this Subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Subsection under Section C(5)(d)(iii), without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in such Section.

     (e)  De Minimis Adjustments. No adjustment of the Conversion Price shall be
          ----------------------
made if the amount of such adjustment would result in a change in the Conversion Price per share of less than $.01, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Conversion Price of $.01 or more per share. Notwithstanding the provisions of the first sentence of this Section C(5)(e), any adjustment postponed pursuant to this Section C(5)(e) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section C(5)(e), have required such adjustment and (ii) immediately prior to the date of any conversion of shares of Convertible Preferred Stock.

     (f)  Fractional Shares. The Corporation shall be required to issue
          -----------------
fractions of Conversion Shares upon conversion of any shares of Convertible Preferred Stock and to distribute certificates which evidence fractional shares of Conversion Shares, rounded to the nearest 1/1000 of a share.

     (g) Reorganization, Reclassification, Merger and Sale of Assets Adjustment.
         ----------------------------------------------------------------------
If there occurs any capital reorganization or any reclassification of the Common Stock (other than a change for which an adjustment is provided in Section C(5)(d)(ii), (iii) or (iv) above), the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person (each an "Extraordinary Transaction"), then, at the option of the holder of the Convertible Preferred Stock, either:

         (i) each share of Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock upon such reorganization, reclassification, consolidation, merger, sale or transfer, in respect of that number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer if each share of Convertible Preferred Stock would be convertible into ten shares of Common Stock in lieu of each Conversion Share; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Convertible Preferred Stock. If, in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property (including cash) receivable thereupon by a holder of Convertible Preferred Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or transfer, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Convertible Preferred Stock by reason of the foregoing; or

          (ii) each holder of the Convertible Preferred Stock may convert its Convertible Preferred Stock into validly issued, fully paid and non-assessable Conversion Shares immediately prior to the closing of such consolidation, merger, sale or conveyance (the "Transaction Closing Date"), such conversion to be calculated by dividing the Liquidation Value, as of the later of (x) the Transaction Closing Date or (y) the third anniversary of the Agreement Date, by the applicable Conversion Price.

The provisions of Section C(5)(g)(i) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (h)  Certificate as to Adjustments. Whenever the Conversion Price, or the
          -----------------------------
securities or other property deliverable upon the conversion of the Convertible Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Convertible Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Convertible Preferred Stock and the Series C Cumulative Redeemable Preferred Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of Conversion Shares, or the securities or other property deliverable, per share of Convertible Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     (i)  Reservation of Conversion Shares. The Corporation shall at all times
          --------------------------------
reserve and keep available for issuance upon the conversion of the shares of Convertible Preferred Stock the maximum number of each of its authorized but unissued shares of Series C Cumulative Redeemable Preferred Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock into Conversion Shares and shall take all action required to increase the authorized number of shares of Series C Cumulative Redeemable Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series C Cumulative Redeemable Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock.

     (j)  No Conversion Charge or Tax. The issuance and delivery of certificates
          ---------------------------
for shares of Common Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holder of shares of Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

     (k)  No Amendment of Certificate of Incorporation. The Corporation will
          --------------------------------------------
not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of the Amended and Restated Certificate of Incorporation, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of stock receivable on the conversion of the Convertible Preferred Stock, (ii) will at all times reserve and keep available the maximum number of its authorized shares of Series C Cumulative Redeemable Preferred Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the Convertible Preferred Stock, and
(iii) will take such action as may be necessary or appropriate in order that all Conversion Shares as may be issued pursuant to the conversion of the Convertible Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     (l)  Notice of Certain Events. In case at any time prior to the conversion
          ------------------------
of all of the Convertible Preferred Stock:


          (i) the Corporation shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (ii) there shall be any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock); or

          (iii) there shall be any capital reorganization by the Corporation; or

          (iv) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

          (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Corporation or dividend or distribution to holders of Common Stock; or

          (vi)  any other event described in Section C(5)(d);

then in any one or more of said cases, the Corporation shall cause to be delivered to the holders of Convertible Preferred Stock, at the earliest practicable time (and, in any event, not less than twenty (20) days before any record date or the date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be.

      6.  Redemption.
          ----------

     (a)  Mandatory Redemption. On the fifth anniversary of the Agreement Date
          --------------------
(the "Mandatory Redemption Date"), the Corporation shall either (i) redeem each outstanding share of Convertible Preferred Stock, at a redemption price per share equal to the Liquidation Value, or, at its option, (ii) convert each outstanding share of Convertible Preferred Stock into validly issued, fully paid and non-assessable shares of Series C Cumulative Redeemable Preferred Stock at a Conversion Price equal to 950% of the average closing bid price per share of Common Stock quoted on NASDAQ or, if not then listed on NASDAQ, such other exchange, market or system on which the Common Stock is then listed or traded, on the twenty (20) consecutive trading days immediately preceding and including the Mandatory Redemption Date (the "Redemption Conversion Price") in accordance with Section C(5)(b) mutatis mutandis (applying the Redemption Conversion Price). The total sum payable or the total number of Series C Cumulative Redeemable Preferred Stock shares to be received, as applicable, per share of Convertible Preferred Stock to be redeemed or converted, as applicable (the "Redeemed Shares"), on the Mandatory Redemption Date is hereinafter referred to as the "Redemption Price," and the payment to be made or the Conversion Shares to be received as applicable, on the Mandatory Redemption Date for the Redeemed Shares is hereinafter referred to as the "Redemption Payment." Upon written notice from the Corporation, to be provided at least twenty (20) Business Days prior to the Mandatory Redemption Date and to specify whether the Corporation is redeeming the shares in accordance with Section C(6)(a)(i) or converting the shares in accordance with Section C(6)(a)(ii), and payment in full of the Redemption Payment, each holder of Convertible Preferred Stock so redeemed or converted, as applicable, shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, certificates representing the shares so redeemed or converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the Mandatory Redemption Date, the Corporation shall deliver to the office of said transfer agent the Redemption Price in full (i) in cash if the Corporation redeems the Convertible Preferred Stock in accordance with Section C(7)(a)(i), or (ii) if the Corporation converts the Convertible Preferred Stock in accordance with Section C(7)(a)(ii), in stock certificates representing shares of Series C Cumulative Redeemable Preferred Stock issuable upon such conversion on behalf of the person or persons entitled to receive the same or to the nominee or nominees of such person. This Section C(6)(a) shall only apply to shares of Convertible

Preferred Stock not converted into Conversion Shares prior to the Mandatory Redemption Date, and nothing herein shall prohibit a holder of Convertible Preferred Stock from converting its shares at any time prior to the Mandatory Redemption Date.

     (b) Termination of Rights. Except as otherwise set forth herein, on and
         ---------------------
after the Mandatory Redemption Date all rights of any holder of Convertible Preferred Stock as a holder of Redeemed Shares shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; except that, if the Corporation defaults in the payment of the Redemption Payment for any reason, the rights, preferences and privileges of the holders of Convertible Preferred Stock shall continue to inure to the benefit of the holders of Convertible Preferred Stock until the Corporation cures such default.

     7. Status on Conversion or Redemption. Upon any conversion or redemption of
        ----------------------------------
shares of the Convertible Preferred Stock and payment in full of the Redemption Price or Conversion Shares, as applicable, the shares of Convertible Preferred Stock so converted or redeemed shall be canceled.

     D. General Provisions.
        ------------------

     1. Notices. Except as otherwise expressly provided, whenever notices or
        -------
other communications are required to be made, delivered or otherwise given to holders of shares of the Convertible Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Amended and Restated Certificate of Incorporation and By-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the U.S. mail, postage prepaid, if mailed; and when receipt is acknowledged verbally or in writing (but not mechanically), if telecopied.

     2. Certain Remedies. Any registered holder of shares of Convertible
        ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of this Certificate of Designation which benefits only the holders of the Convertible Preferred Stock may be waived by holders of at least 66% of all issued and outstanding Convertible Preferred Stock, so long as there is a Majority Shareholder, any such waiver must also be approved by a majority of the issued and outstanding shares of Convertible Preferred Stock excluding the shares and approval of the Majority Shareholder (either generally or in a particular instance and either retroactively or prospectively).

     3. Invalidity. If any right, preference or limitation of the Convertible
        ----------
Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section 3 (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

     E. Definitions. For the purposes of this Certificate of Designation, the
        -----------
following terms shall have the meanings indicated:

     "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Agreement Date" means August 8, 2000.

     "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation, as amended from time to time (including, without limitation, by any certificate of amendment or certificate of designation), of the Corporation and/or its Subsidiaries, as the context may require.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "By Laws" means the by-laws, as amended, of the Corporation and/or its Subsidiaries, as the context may require.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Corporation's Common Stock, par value $.001 per share.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "including," when followed by one or more items, means including but not limited to such items, unless the context clearly requires otherwise.

     "Liquidation Value" means, with respect to each share of Convertible Preferred Stock, an amount equal to the Stated Value per share of Convertible Preferred Stock plus (x) the Accreted Amount as of such date and (y) an amount equal to any dividends accrued but not yet paid under Section C(2)(b).

     "Majority Shareholder" means the Oak Hill Entities (as defined in the Securities Purchase Agreement) and their Affiliates, so long as they collectively own at least 33% of the outstanding shares of the Convertible Preferred Stock, and any transferee of the Oak Hill Entities and their Affiliates if such transferee and its Affiliates (x) purchase over 50% of the outstanding shares of Convertible Preferred Stock from the Oak Hill Entities and their Affiliates and (y) continue to collectively own at least 33% of the outstanding shares of Convertible Preferred Stock.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Requisite Shareholder Approval" means the approval by the stockholders of the Corporation required by the NASDAQ to permit the conversion of the Convertible Preferred Stock pursuant to Section C(5)(a) and any adjustments in the number of shares of Common Stock issuable upon conversion or redemption thereof pursuant to the provisions of this Certificate of Designations and the Series A Preferred Stock Certificate of Designations and (ii) to permit the increase of the authorized capital of the Corporation to allow conversion of all authorized shares of the Series A Preferred Stock and the exercise of the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of August 8, 2000, among the Corporation and the initial holders of the Convertible Preferred Stock.

     "Special Liquidity Event" means the earlier of (i) an announcement by the Corporation that it has entered into an agreement relating to an Extraordinary Transaction or (ii) the commencement of a tender offer or exchange offer for at least 10% of the outstanding shares of Common Stock.

     "Stated Value" means $100,000 per share for each of the then outstanding shares of Convertible Preferred Stock.


     "Subsidiary" means, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Certificate of Designation shall refer to a Subsidiary or Subsidiaries of the Corporation.

     "Warrants" means the warrants to purchase common stock of the Corporation issued pursuant to the Securities Purchase Agreement.

                                    EXHIBIT C
                                    ---------

                           CERTIFICATE OF DESIGNATION

                             OF SERIES C CUMULATIVE

                           REDEEMABLE PREFERRED STOCK

                                       OF

                        eGAIN COMMUNICATIONS CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     eGAIN COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, $.001 par value per share, designated Series C Cumulative Redeemable Preferred Stock:

          RESOLVED, that the series of authorized Preferred Stock, par value $.001 per share, designated Series C Cumulative Redeemable Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

     A. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section E; and

     B. The Corporation shall have authority to issue 2,083,000 shares of Series C Cumulative Redeemable Preferred Stock, $.001 par value per share (the "Redeemable Preferred Stock").

     C. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Redeemable Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

     1.   Ranking. The Redeemable Preferred Stock shall, with respect to
          -------
dividend rights and rights on liquidation, dissolution or winding up, rank junior to the Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and the Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") of the Corporation, and rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred stock, common stock or other capital stock, now or hereafter authorized.

     2.   Dividends and Distributions. The holders of shares of Redeemable
          ---------------------------
Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, of funds legally available therefor ("Legally Available Funds"), as follows:

     (a)  Dividends. Dividends on each share of the Redeemable Preferred Stock
          ---------
shall begin to accrue and accumulate on a daily basis (whether or not declared) from the date such share is issued (the "Issuance Date") at the following rates per annum: (i) 12% of the Stated Value of such share, from the Issuance Date to 180 days after the Issuance Date, and (ii) thereafter, 15% of the Stated Value of such share, in each case calculated on the basis of a 365-day year, and shall cumulate if not declared and paid as provided below.

     (b)  Participating Dividends. Under no circumstances shall the Corporation
          -----------------------
pay any dividend or other distribution to holders of shares of Common Stock at any time when there is any arrears in the payment of accrued and accumulated dividends on the Redeemable Preferred Stock. If the Board of Directors of the Corporation shall in any calendar year declare a dividend or make any other distribution (including in cash or other property or assets) to holders of shares of Common Stock, other than a dividend payable solely in shares of Common Stock, then the holders of shares of Redeemable Preferred Stock shall be entitled to receive, out of Legally Available Funds, an additional dividend or distribution in respect of each share of Redeemable Preferred Stock equal to the excess, if any, of the amount of such dividend or distribution payable to the holder of ten shares of Common Stock over the amount of dividends payable in respect of one share of Redeemable Preferred Stock in such calendar year. The calculation of the participating dividends pursuant to this Section C(2)(b) shall be appropriately adjusted for any Adjusting Event.

     (c)  Payment; Record Date. Dividends on Redeemable Preferred Stock payable
          --------------------
pursuant to Section C(2)(a) shall be payable in cash on June 30 and December 31 of each year and, if not paid on such dates, shall compound on such dates. Dividends payable pursuant to Section C(2)(b) shall be payable in the same form and at the same time as such dividend or distribution is made to holders of the Common Stock. Upon the occurrence of either (a) a consolidation, merger or other business combination or recapitalization or refinancing of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction, or (b) a sale, lease, exchange, transfer or other disposition (including by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or group of Persons, all unpaid accrued or accumulated dividends on Redeemable Preferred Stock shall be immediately due and payable. The Board of Directors may fix a record date for the determination of holders of shares of Redeemable Preferred Stock entitled to receive payment of any dividends payable pursuant to Section C(2), which record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date.

     (d)  Dividends Pro Rata. All dividends paid with respect to shares of
          ------------------
Redeemable Preferred Stock shall be paid pro rata to the holders entitled thereto. If the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated pro rata for the payment of dividends with respect to the shares of Redeemable Preferred Stock based upon the aggregate Liquidation Value of the outstanding shares of Redeemable Preferred Stock.

     3.   Voting Rights. Except as required by law or by this Section C(3), the
          -------------
holders of the Redeemable Preferred Stock shall not be entitled to vote on any matter voted on by the stockholders of the Corporation. None of the following actions may be taken, directly or indirectly, by the Corporation or any of its Subsidiaries, without the approval of the holders of at least 66% of the Aggregate Interest, voting in person or by proxy, at a special or annual meeting called for the purpose or by written consent:

     (a) The adoption of an amendment, restatement or modification of the Amended and Restated Certificate of Incorporation, By-laws, certificates of designation or other governance documents which would change or otherwise adversely affect the rights of the holders of the Redeemable Preferred Stock; and

     (b) The authorization, creation or issuance of any shares of capital stock or other equity or equity-linked securities which are ranked prior to, or are pari passu with, the Redeemable Preferred Stock (other than the Series A and Series B Cumulative Convertible Preferred Stock).

So long as there is a Majority Shareholder, any of the actions set forth in Section C(3) must also be approved by a majority of the Aggregate Interest, excluding the shares and vote of the Majority Shareholder, voting in person or by proxy at a special or annual meeting called for the purpose or by written consent.

      4.  Liquidation, Dissolution or Winding Up.
          --------------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock shall be entitled to be paid the Liquidation Value.

     (b) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Redeemable Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Redeemable Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

     (c) A consolidation, merger or other business combination of the Corporation resulting in the holders of the issued and outstanding voting securities of the Corporation immediately prior to such transaction owning or controlling a majority of the voting securities of the continuing or surviving entity immediately following such transaction shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section C(4) (unless in connection therewith the liquidation of the Corporation is specifically approved).

     5.   Redemption at the Option of the Corporation.
          -------------------------------------------

     (a) Subject to the conditions set forth below, any or all of the Redeemable Preferred Stock shall be redeemable, at the option of the Corporation, at a redemption price per share (the "Redemption Price") equal to the greater of (i) 101% of the applicable Liquidation Value and (ii) an amount per share equal to the average Adjusted Market Price per ten (10) shares of Common Stock on the twenty (20) consecutive trading days prior to the date of redemption plus any accrued and unpaid dividends on such share of Redeemable Preferred Stock on such date of redemption (the "Market Redemption Price").

     (b) In order to exercise its redemption right, the Corporation shall send a notice to the holders of the Redeemable Preferred Stock in accordance with Section D(1), stating the aggregate number of shares of Redeemable Preferred Stock to be redeemed, the number of shares of Redeemable Preferred Stock held by each holder that the Corporation intends to redeem and the date (the "Corporation Redemption Date") of such redemption (the "Redemption Notice"), the notice to be sent a minimum of twenty (20) Business Days prior to such redemption date.

     (c) On the Corporation Redemption Date (i) the full Redemption Price for every share redeemed shall be payable in cash by the Corporation to the person or persons entitled to receive the same or to the nominee or nominees of such person; and (ii) each holder of the Redeemable Preferred Stock shall surrender to the Corporation the certificate or certificates representing the shares of the Redeemable Preferred Stock that were the subject of the Redemption Notice, duly endorsed to the Corporation or in blank, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation, at its expense, representing the unredeemed shares.

     (d) If the Corporation chooses to redeemed only part of the issued and outstanding shares of Redeemable Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Redeemable Preferred Stock held by each holder.

     6.   Redemption at the Option of the Holders.
          ---------------------------------------

     (a) Subject to the conditions set forth below, any or all of the Redeemable Preferred Stock shall be redeemable, at the option of the holder thereof, at a Redemption Price equal to the greater of (i) 101% of the applicable Liquidation Value or (ii) the Market Redemption Price.

     (b) In order to exercise its redemption right, the holder of the Redeemable Preferred Stock shall send a notice to the Chief Financial Officer of the Corporation, stating the number of shares of Redeemable Preferred Stock to be redeemed, the aggregate number of shares of Redeemable Preferred Stock held by such holder and the date (the "Holder Redemption Date") on or before which such redemption shall occur (the "Holder Redemption Notice"). The Holder Redemption Notice must be sent not less than 120 days prior to such Holder Redemption Date, except that a Holder Redemption Notice sent between December 1, 2000 and January 31, 2001 or sent between August 1, 2005 and September 30, 2005 may be sent not less than thirty (30) days prior to such Holder Redemption Date. The Holder Redemption Notice may be sent contemporaneously with the notice to convert the Series B Preferred Stock into Redeemable Preferred Stock or at any time thereafter, provided that the notice complies with this Section C(6)(b).

     (c) On or before the Holder Redemption Date (i) the full Redemption Price for every share redeemed shall be payable in cash by the Corporation to the person or persons entitled to receive the same or to the nominee or nominees of such person; and (ii) each holder of the Redeemable Preferred Stock shall surrender to the Corporation the certificate or certificates representing the shares of the Redeemable Preferred Stock that were the subject of the Holder Redemption Notice, duly endorsed to the Corporation or in blank, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation, at its expense, representing the unredeemed shares.

     7.  Termination of Rights. Except as otherwise set forth herein, on and
         ---------------------
after a Corporation Redemption Date or a Holder Redemption Date, all rights of any holder of Redeemable Preferred Stock as a holder of the shares redeemed on such date shall cease and terminate, and such redeemed shares shall be canceled and no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; except that, if the Corporation defaults in the payment of the Redemption Price in full for any reason, the rights, preferences and privileges of the holders of Redeemable Preferred Stock (including the accretion and payment of dividends) shall continue to inure to the benefit of the holders of Redeemable Preferred Stock until the Corporation cures such default.

     8.  Reorganization, Reclassification, Merger and Sale of Assets Adjustment.
         ----------------------------------------------------------------------
If there occurs any capital reorganization or any reclassification of the Common Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person (each an "Extraordinary Transaction"), then, in addition to other rights set forth herein, each share of Convertible Preferred Stock shall be entitled to receive the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock upon such reorganization, reclassification, consolidation, merger, sale or transfer, in respect of that number of shares of Common Stock determined by dividing (x) the greater of (i) 101% of the Liquidation Value and (ii) the Market Redemption Price by (y) the average Adjusted Market Price per ten (10) shares of Common Stock on the twenty (20) consecutive trading days immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer.

     D.   General Provisions.
          ------------------

     1.   Notices. Except as otherwise expressly provided, whenever notices or
          -------
other communications are required to be made, delivered or otherwise given to holders of shares of the Redeemable Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Amended and Restated Certificate of Incorporation and By-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the U.S. mail, postage prepaid, if mailed; and when receipt is acknowledged verbally or in writing (but not mechanically), if telecopied.

     2.   Certain Remedies. Any registered holder of shares of Redeemable
          ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of this Certificate of Designation which benefits only the holders of the Redeemable Preferred Stock may be waived by holders of at least 66% of the Aggregate Interest, provided that, so long as there is a Majority Shareholder, any such waiver must also be approved by holders of a majority of the Aggregate Interest excluding the shares and vote of the Majority Shareholder (either generally or in a particular instance and either retroactively or prospectively).

     3.   Invalidity. If any right, preference or limitation of the Redeemable
          ----------
Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section 2 (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

     E.   Definitions. For the purposes of this Certificate of Designation, the
          -----------
following terms shall have the meanings indicated:

     "Adjusting Event" means any case in which the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of any class of its capital stock to all holders of Common Stock, (3) subdivide any of its outstanding Common Stock into a greater number of shares, or (4) combine any of its outstanding Common Stock into a smaller number of shares.

     "Adjusted Market Price" means the Market Price adjusted (upwards only) as follows: in case an Adjusting Event occurs, the Market Price shall be adjusted to represent the percentage of all outstanding shares of Common Stock which the holder of the Redeemable Preferred Stock would have owned had each share of Redeemable Preferred Stock been converted into ten shares of Common Stock immediately prior to the happening of such event.

     "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Aggregate Interest" means the aggregate interest of all issued and outstanding Redeemable Preferred Stock and Series B Preferred Stock, such interest to be calculated in accordance with the Liquidation Value of each of the Redeemable Preferred Stock and the Series B Preferred Stock, each as defined in their respective certificates of designations.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Common Stock" means the Corporation's Common Stock, par value $.001 per share.

     "including," when followed by one or more items, means including but not limited to such items, unless the context clearly requires otherwise.

     "Liquidation Value" means, with respect to each share of Redeemable Preferred Stock as of any date, an amount equal to the Stated Value per share of Redeemable Preferred Stock plus an amount equal to all dividends accrued but not yet paid under Section C(2).

     "Majority Shareholder" means the Oak Hill Entities (as defined in the Securities Purchase Agreement) and their Affiliates, so long as they collectively own at least 33% of the Aggregate Interest, and any transferee of the Oak Hill Entities and their Affiliates if such transferee and its Affiliates
(x) purchase over 50% of the Aggregate Interest from the Oak Hill Entities and their Affiliates and (y) continue to collectively own at least 33% of the Aggregate Interest.

     "Market Price" on any date shall mean the closing bid price per share of the Common Stock on NASDAQ or, if not then listed or traded on NASDAQ, such other exchange, market or system that the Common Stock is then listed or traded on. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company and shall be the value which is agreed upon by at least 66% of the members thereof, or if such percentage of the members of the Board of Directors are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Redeemable Preferred Stock and the Corporation.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of August 8, 2000, among the Corporation and the initial holders of the Series B Preferred Stock.

     "Stated Value" means, with respect to each share of Redeemable Preferred Stock, the average Market Price on the twenty (20) consecutive trading days immediately prior to the issuance of such share of Redeemable Preferred Stock multiplied by ten (10).